UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2016

Paragon Offshore plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 12, 2016, Paragon Offshore plc (“Paragon”) and certain of its subsidiaries (collectively, the “Company”), entered into a plan support agreement (the “PSA”) with respect to the terms of a chapter 11 plan of reorganization with certain of the holders of its 6.75% senior unsecured notes maturing July 2022 and 7.25% senior unsecured notes maturing August 2024 (together, the “Senior Unsecured Notes”, and such holders, the “Noteholders”) together with certain of the lenders (“Revolver Lenders”) under the Company’s Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”), to support a restructuring. On February 14, 2016, the Company filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Company has reached an agreement in principle with an ad hoc committee of holders of the Senior Unsecured Notes and a steering committee of the Revolver Lenders for a proposed amendment to the PSA, to be dated as of August 5, 2016 (the “PSA Amendment”).  A copy of the form of PSA Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The PSA Amendment provides for an extension of certain milestone dates and a consent to the Amended Plan (as defined below). The Company has received, in escrow, signatures to the PSA Amendment from holders of approximately 69% in principle amount of the Senior Unsecured Notes, subject to the receipt of signatures from holders of a majority of the loans under the Revolving Credit Agreement. The Company is in the process of seeking the requisite signatures to the PSA Amendment from the Revolver Lenders and based on conversations as of August 5, 2016, the Company believes it will receive the requisite signatures shortly. In order for the amendment to the Revolving Credit Agreement to be effective, the Company will require the unanimous consent of the Revolver Lenders. If the Company does not obtain such consent, it will consider a revised amendment to the plan of reorganization with regard to the treatment of the Revolver Lenders.

As previously reported, on April 29, 2016, the Company entered into a definitive settlement agreement (the “Noble Settlement Agreement”) with Noble Corporation plc (“Noble”).  As previously disclosed, upon effectiveness of the Noble Settlement Agreement, Noble will provide direct bonding in fulfillment of the requirements necessary to challenge tax assessments in Mexico relating to the Company’s business for the tax years 2005 through 2010 (the “Mexican Tax Assessments”) and Noble will be responsible for all of the ultimate tax liability for Noble legal entities and 50% of the ultimate tax liability for the Company’s legal entities following the defense of the Mexican Tax Assessments. In consideration for this support, the Company has agreed to release Noble, fully and unconditionally, from any and all claims in relation to the Company’s separation from Noble.  On August 5, 2016, the Company entered into a binding term sheet with respect to an amendment to the Noble Settlement Agreement (the “Noble Settlement Agreement Amendment”). Pursuant to the Noble Settlement Agreement Amendment, Noble has agreed that any amount the Company owes Noble under the Noble Settlement Agreement in respect of the Mexican Tax Assessments (including the Company’s share of costs and expenses for contesting such assessments) may be paid in the form of a note up to an aggregate amount of $5 million. A copy of the term sheet describing the Noble Settlement Agreement Amendment is filed herewith as Exhibit 10.2 and incorporated herein by reference. The Noble Settlement Agreement, as amended by the Noble Settlement Agreement Amendment, remains subject to the approval of the Bankruptcy Court and will become effective upon the consummation of Amended Plan by the Bankruptcy Court and the satisfaction of certain other conditions precedent as set forth in the Noble Settlement Agreement.

Item 7.01 Regulation FD Disclosure.

In connection with the Bankruptcy Cases, on August 5, 2016, the Debtors filed an amended and restated plan of reorganization (the “Amended Plan”) and a supplemental disclosure statement (the “Supplemental Disclosure Statement”) with the Bankruptcy Court. Copies of the Amended Plan and Supplemental Disclosure Statement are attached hereto as Exhibit 99.1 and 99.2 respectively. The Amended Plan provides for, among other things, revised treatment of the Noteholders consisting primarily of: (i) a reduction in the cash payment at emergence from $345 million to $285 million, (ii) elimination of the contingent payment note, (iii) an increase in the percentage of the Company’s common shares to be issued to the Noteholders from 35% to 47% (on a pro forma basis, after giving effect to the transactions contemplated by the Amended Plan), and (iv) receipt of a $60 million unsecured note maturing in 2021, with interest, payable semi-annually, to be paid either: (x) in cash or common shares of the Company at 12% per annum, or (y) in kind at 15% per annum (in the Company’s discretion under certain circumstances) (the “Unsecured Note”). If the Company elects to pay interest on the Unsecured Note in the form of common shares, the Company would request a vote of its shareholders to increase the number of common shares authorized for issuance. The Amended Plan also contemplates certain changes to the claims of the Revolver Lenders, primarily, changes to the proposed amendments to the Revolving Credit Agreement, including: (i) a reduction of the minimum liquidity threshold from $110 million to $103 million, and (ii) the net leverage and interest coverage ratio financial covenants will not apply until the first quarter of 2019. The Supplemental Disclosure Statement includes, among other information, a revised downside sensitivity analysis.

On August 8, 2016, the Company issued a press release announcing the filing of the Amended Plan and the Supplemental Disclosure. A copy of the press release is attached hereto as Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1, 99.2, and 99.3 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibits 99.1, 99.2, and 99.3 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to obtain the requisite signatures to the PSA Amendment from the Revolver Lenders and to implement the transaction contemplated by the Amended Plan in Bankruptcy Court, the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in its other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1                  Amendment to Plan Support Agreement

10.2                  Noble Settlement Agreement Amendment Term Sheet

99.1                  Amended and Restated Plan

99.2                  Supplemental Disclosure Statement

99.3                  Press Release dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

August 8, 2016	By:	/s/ Randall D. Stilley
Name: Randall D. Stilley
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Plan Support Agreement
10.2	Noble Settlement Agreement Amendment Term Sheet
99.1	Amended and Restated Plan
99.2	Supplemental Disclosure Statement
99.3	Press Release dated August 8, 2016